Exhibit 99.2

AutoLotto, Inc.

Condensed Consolidated Balance Sheets

	As of September 30,	As of December 31,
	2021	2020
	(unaudited)

Assets
Cash	$1,179,467	$3,825,511
Restricted cash	-	6,950,000
Accounts receivable	33,072,278	26,195
Prepaid expenses	10,815,458	22,013,110
Other current assets	238,627	788,033
Total current assets	45,305,830	33,602,849
Investments	250,000	250,000
Goodwill	17,937,691	12,997,048
Intangible assets, net	27,820,753	3,211,250
Property and equipment, net	1,297,885	670,952
Total assets	$92,612,159	$50,732,099

Liabilities
Trade payables	$2,986,762	$2,176,621
Deferred revenue	598,214	7,763,593
Convertible debt, net - current	8,912,163	8,882,665
Notes payable - current	4,077,982	12,207,180
Accrued interest	3,435,111	721,717
Accrued and other expenses	4,992,522	2,335,350
Total current liabilities	25,002,754	34,087,126
Convertible debt, net - non current	31,569,218	10,000
Other long term liabilities	1,600,000	-
Total liabilities	58,171,972	34,097,126

Commitments and contingencies - see Note 11

Stockholders’ Equity
Controlling Interest
Common stock	5,912	5,159
Par value $.001, 8,610,000 shares authorized, 5,910,980 and 5,158,607 issued and outstanding as of September 30, 2021 and December 31, 2020 respectively
Preferred stock - series seed	63	63
Par value $.0001, 633,000 shares authorized, 633,000 issued and outstanding as of September 30, 2021 and December 31, 2020 respectively
Preferred stock - series A	122	122
Par value $.0001, 1,220,000 shares authorized, 1,220,000 issued and outstanding as of September 30, 2021 and December 31, 2020 respectively
Preferred stock - series A1	22	22
Par value $.0001, 225,000 shares authorized, 223,749 issued and outstanding as of September 30, 2021 and December 31, 2020 respectively
Preferred stock - series A2	30	30
Par value $.0001, 305,000 shares authorized, 302,668 issued and outstanding as of September 30, 2021 and December 31, 2020 respectively
Additional paid-in capital	123,368,737	111,770,147
Accumulated deficit	(91,577,868)	(95,140,570)
Total AutoLotto Inc. stockholder’s equity	31,797,018	16,634,973
Noncontrolling Interest	2,643,169	-
Total Stockholders’ Equity	34,440,187	16,634,973
Total Liabilities & Stockholders’ Equity	$92,612,159	$50,732,099

The accompanying notes are an integral part of these condensed consolidated financial statements.

AutoLotto, Inc.

Condensed Consolidated Statements of Operations

Three Months Ended September 30, 2021 and 2020 and Nine Months Ended

September 30, 2021 and 2020

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenue	$32,248,036	$1,602,916	$47,035,327	$4,197,314
Cost of revenue	11,920,721	722,363	15,925,072	1,770,885
Gross profit	20,327,315	880,554	31,110,255	2,426,429

Operating expenses:
Personnel costs	1,614,063	974,139	4,138,240	2,975,464
Professional fees	976,679	182,502	5,174,378	638,878
General and administration	1,085,431	163,691	4,355,760	593,380
Depreciation and amortization	1,530,026	355,671	2,904,000	1,065,490
Total operating expenses	5,206,199	1,676,004	16,572,378	5,273,211
Income (loss) from operations	15,121,116	(795,450)	14,537,877	(2,846,782)

Other expenses
Interest expense	3,789,316	296,517	9,318,638	881,553
Other expense	178,952	68,218	1,656,540	416,858
Total other expenses, net	3,968,268	364,735	10,975,178	1,298,411

Net income (loss)	$11,152,848	$(1,160,185)	$3,562,699	$(4,145,193)

Net income (loss) per common share
Basic	$1.89	$(0.22)	$0.64	$(0.80)
Diluted	$0.24	$(0.22)	$0.08	$(0.80)

Weighted average common shares outstanding
Basic	5,900,980	5,158,607	5,534,794	5,158,607
Diluted	45,956,427	5,158,607	45,590,241	5,158,607

The accompanying notes are an integral part of these condensed consolidated financial statements.

AutoLotto, Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Equity

	Common Stock		Preferred Stock - Series Seed		Preferred Stock - Series A		Preferred Stock - Series A1		Preferred Stock - Series A2		Paid-in Capital -	Paid-in Capital -	Accumulated	Total AutoLotto Inc. Stockholders’	Non controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Common	Preferred	Deficit	Equity	Interest	Equity
Balance as of December 31, 2020	5,158,607	$5,159	633,000	$63	1,220,000	$122	223,749	$22	302,668	$30	$9,103,865	$102,666,282	$(95,140,570)	$16,634,973	$-	$16,634,973

Issuance of common stock upon stock option exercise	5,000	5	-	-	-	-	-	-	-	-	895	-	-	900	-	900
Conversion of convertible debt	465,171	465	-	-	-	-	-	-	-	-	934,535	-	-	935,000	-	935,000
Beneficial conversion feature	-	-	-	-	-	-	-	-	-	-	-	9,149,683	-	9,149,683	-	9,149,683
Issuance of digital securities	-	-	-	-	-	-	-	-	-	-	-	108,331	-	108,331	-	108,331
Stock based compensation	-	-	-	-	-	-	-	-	-	-	2,160	-	-	2,160	-	2,160
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(5,456,033)	(5,456,033)	-	(5,456,033)

Balance as of March 31, 2021	5,628,778	$5,629	633,000	$63	1,220,000	$122	223,749	$22	302,668	$30	$10,041,454	$111,924,296	$(100,596,604)	$21,375,013	$-	$21,375,013

Issuance of common stock upon stock option exercise	33,500	34	-	-	-	-	-	-	-	-	5,997	-	-	6,030	-	6,030
Issuance of common stock in business acquisition	228,702	229	-	-	-	-	-	-	-	-	459,462	-	-	459,691	-	459,691
Stock based compensation	-	-	-	-	-	-	-	-	-	-	2,160	-	-	2,160	-	2,160
Minority interest in acquisition	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,643,169	2,643,169
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(2,134,113)	(2,134,113)	-	(2,134,113)

Balance as of June 30, 2021	5,890,980	$5,891	633,000	$63	1,220,000	$122	223,749	$22	302,668	$30	$10,509,073	$111,924,296	$(102,730,717)	$19,708,780	$2,643,169	$22,351,949

Issuance of common stock upon stock option exercise	20,000	20	-	-	-	-	-	-	-	-	40,180	-	-	40,200	-	40,200
Beneficial conversion feature	-	-	-	-	-	-	-	-	-	-	-	893,028	-	893,028	-	893,028
Stock based compensation	-	-	-	-	-	-	-	-	-	-	2,160	-	-	2,160	-	2,160
Minority interest in acquisition	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net income (loss)	-	-	-	-	-	-	-	-	-	-	-	-	11,152,848	11,152,848	-	11,152,848

Balance as of September 30, 2021	5,910,980	$5,911	633,000	$63	1,220,000	$122	223,749	$22	302,668	$30	$10,551,413	$112,817,324	$(91,577,869)	$31,797,017	$2,643,169	$34,440,186

	Common Stock		Preferred Stock - Series Seed		Preferred Stock - Series A		Preferred Stock - Series A1		Preferred Stock - Series A2		Paid-in Capital -	Paid-in Capital -	Accumulated	Total AutoLotto Inc. Stockholders’	Non controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Common	Preferred	Deficit	Equity	Interest	Equity
Balance as of December 31, 2019	5,158,607	$5,159	633,000	$63	1,220,000	$122	223,749	$22	302,668	$30	$9,087,766	$100,610,949	$(89,327,905)	$20,376,206	$-	$20,376,206

Issuance of digital securities	-	-	-	-	-	-	-	-	-	-	-	162,498	-	162,498	-	162,498
Stock based compensation	-	-	-	-	-	-	-	-	-	-	4,905	-	-	4,905	-	4,905
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(949,252)	(949,252)	-	(949,252)

Balance as of March 31, 2020	5,158,607	$5,159	633,000	$63	1,220,000	$122	223,749	$22	302,668	$30	$9,092,671	$100,773,447	$(90,277,156)	$19,594,357	$-	$19,594,357

Issuance of digital securities	-	-	-	-	-	-	-	-	-	-	-	162,498	-	162,498	-	162,498
Stock based compensation	-	-	-	-	-	-	-	-	-	-	4,904	-	-	4,904	-	4,904
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(2,035,757)	(2,035,757)	-	(2,035,757)

Balance as of June 30, 2020	5,158,607	$5,159	633,000	$63	1,220,000	$122	223,749	$22	302,668	$30	$9,097,576	$100,935,945	$(92,312,913)	$17,726,003	$-	$17,726,003

Issuance of digital securities	-	-	-	-	-	-	-	-	-	-	-	162,498	-	162,498	-	162,498
Stock based compensation	-	-	-	-	-	-	-	-	-	-	4,063	-	-	4,063	-	4,063
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(1,160,185)	(1,160,185)	-	(1,160,185)

Balance as of September 30, 2020	5,158,607	$5,159	633,000	$63	1,220,000	$122	223,749	$22	302,668	$30	$9,101,639	$101,098,443	$(93,473,098)	$16,732,379	$-	$16,732,379

The accompanying notes are an integral part of these condensed consolidated financial statements.

AutoLotto, Inc.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2021	2020
	(unaudited)
Cash flow from operating activities
Net income (loss)	$3,562,698	$(4,145,193)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,904,000	1,065,490
Amortization of debt discount	2,296,747	126,096
Amortization of beneficial conversion feature	4,191,530	494,639
Stock based compensation expense	6,479	13,872
Forgiveness of PPP Loan	(493,225)	-
Loss on extinguishment of debt	71,174	-
Issuance of debt to pay expenses	1,003,983	-

Changes in assets & liabilities:
Accounts receivable	(33,046,083)	1,625
Prepaid expenses	11,202,143	103,253
Other current assets	561,321	(23,975)
Trade payables	808,670	(391,352)
Deferred revenue	(7,165,379)	578,759
Accrued interest	2,758,009	260,818
Accrued and other expenses	3,979,552	399,445
Net cash used in operating activities	(7,358,379)	(1,516,522)

Cash flow from investing activities
Purchases of property and equipment	(1,097,993)	(21,915)
Purchases of intangible assets	(3,000,000)	-
Cash paid for acquisitions, net of cash acquired	(10,012,540)	-
Net cash used in investing activities	(14,110,533)	(21,915)

Cash flow from financing activities
Issuance of digital securities	108,332	487,494
Proceeds from exercise of options	47,130	-
Proceeds from issuance of convertible debt	13,483,500	365,000
Proceeds from government loan	-	643,125
Proceeds from issuance of notes payable	-	27,699
Principal payments on notes payable	(1,766,093)	(44,148)
Net cash provided by financing activities	11,872,869	1,479,170
Net change in net cash and restricted cash	(9,596,044)	(59,266)
Cash at beginning of period	10,775,511	158,492
Cash at end of period	$1,179,467	$99,226

SUPPLEMENTAL DISCLOSURES:
Interest paid in cash	$40,916	$-
Non cash investing and financing activities
Conversion of convertible debt into common stock	$935,000	$-
Capitalization of interest from loan extinguishment	$44,614	-
Purchase of intangible assets through the issuance of convertible debt	$15,450,000	$-
Issuance of convertible debt in exchange for outstanding liabilities	$2,108,983	$-
Issuance of convertible debt in exchange for notes payable	$4,531,250
Common stock issued as part of acquisition	$459,691	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

AutoLotto, Inc.
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Information as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited)

1.	Nature of Operations

Description of Business

AutoLotto, Inc. (dba Lottery.com) (“AutoLotto” or “the Company”) was incorporated in the State of Delaware as a C-Corp on February 2, 2015. In February 2018, the Company moved its headquarters from San Francisco, California to Spicewood, Texas.

The Company is a leading provider of domestic and international lottery products and services. As an independent third-party lottery game service, the Company offers a platform that it developed and operates to enable the remote purchase of legally sanctioned lottery games in the U.S. and abroad (the “Platform”). The Company’s revenue generating activities are focused on (i) offering the Platform via the Lottery.com app and our websites to users located in the U.S. and international jurisdictions where the sale of lottery games is legal and our services are enabled for the remote purchase of legally sanctioned lottery games (our “B2C Platform”); (ii) offering an internally developed, created and operated business-to-business application programming interface (“API”) of the Platform to enable commercial partners in permitted U.S. and international jurisdictions to purchase certain legally operated lottery games from the Company and resell them to users located within their respective jurisdictions (“B2B API”); and (iii) delivering global lottery data, such as winning numbers and results, to commercial digital subscribers and provide access to other proprietary, anonymized transaction data pursuant to multi-year contracts (“Data Service”).

As a provider of lottery products and services, the Company is required to comply, and its business is subject to, regulation in each jurisdiction in which the Company offers the B2C Platform, or a commercial partner offers users access to lottery games through the B2B API. In addition, it must also comply with the requirements of federal and other domestic and foreign regulatory bodies and governmental authorities in jurisdictions in which the Company operates or with authority over its business. The Company’s business is additionally subject to multiple other domestic and international laws, including those relating to the transmission of information, privacy, security, data retention, and other consumer focused laws, and, as such, may be impacted by changes in the interpretation of such laws.

On June 30, 2021, the Company acquired interest in Medios Electronicos y de Comunicacion, S.A.P.I de C.V. (“Aganar”) and JuegaLotto, S.A. de C.V. (“JuegaLotto”). Aganar has been operating in the licensed iLottery market in Mexico since 2007 as an online retailer of Mexican National Lottery draw games, instant digital scratch-off games and other games of chance. JuegaLotto is licensed by the Mexican federal regulatory authorities to sell international lottery games in Mexico.

On October 29, 2021 (the “Closing Date”), Trident Acquisitions Corp. (“TDAC”) consummated the previously announced business combination (the “Closing”) pursuant to the terms of the Business Combination Agreement, dated as of February 21, 2021 (as it may be amended or supplemented from time to time, the “Business Combination Agreement”), by and among TDAC, Trident Merger Sub II Corp., a wholly-owned subsidiary of TDAC (“Merger Sub”), and the Company. Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into the Company with the Company surviving the merger as a wholly owned subsidiary of TDAC, which was renamed “Lottery.com Inc.” immediately prior to the Closing.

AutoLotto, Inc.
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Information as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited)

2.	Significant Accounting Policies

Basis of Presentation and Principle of Consolidation

The accompanying unaudited condensed financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements. The accompanying unaudited condensed consolidated financial statements as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 and the related interim information contained within the notes to the financial statements are unaudited. The unaudited interim financial statements have been prepared on the same basis as the audited consolidated financial statements and in the opinion of management, reflect all normal recurring adjustments necessary for a fair statement of the Company’s financial position as of September 30, 2021 and the results of operations and cash flows for the nine months ended September 30, 2021 and 2020. The results of operations for the three and nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the year ended December 31, 2021 or for other future interim periods or years. The unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2020 set forth elsewhere in TDAC’s Form S-4 as amended and filed with the U.S. Securities and Exchange Commission.

Non-controlling Interests

Non-controlling interests represent the proportionate ownership of Aganar and JuegaLotto, held by minority members and reflect their capital investments as well as their proportionate interest in subsidiary losses and other changes in members’ equity, including translation adjustments.

Use of Estimates

The preparation of the financial statements requires management to make estimates and assumptions to determine the reported amounts of assets, liabilities, revenue and expenses. Although management believes these estimates are reasonable, actual results could differ from these estimates. The Company evaluates its estimates on an ongoing basis and prepares its estimates on historical experience and other assumptions the Company believes to be reasonable under the circumstances.

Reclassifications

Certain balances have been reclassified in the accompanying consolidated financial statements to conform to the current year presentation. These reclassifications had no effect on the balances of current or total assets and prior year’s net loss or accumulated deficit.

Going Concern

The Company has experienced operating losses and negative operating cash flows for the years ended December 31, 2020 and 2019. As of the date of the issuance date of these financial statements, our existing cash resources, net proceeds from the Business Combination, and cash to be generated from future operations, are anticipated to be sufficient to fund the Company’s operating activities, including our anticipated operating, debt and capital expense requirements, for at least 12 months after November 15, 2021.

Cash and Restricted Cash

As of September 30, 2021 and December 31, 2020, cash comprised of cash deposits, and deposits with some banks exceeded federally insured limits with the majority of cash held in one financial institution. Management believes all financial institutions holding its cash are of high credit quality and does not believe the Company is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

The Company had no marketable securities as of September 30, 2021 and December 31, 2020.

As of December 31, 2020, restricted cash included $6,950,000 escrow deposit related to the Company’s future performance obligations to provide data access to a third party under a Master Service Agreement dated December 12, 2020. As of September 30, 2021, the restricted cash balance was $0 as the Company met all requirements in the agreement.

AutoLotto, Inc.
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Information as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited)

Accounts Receivable

The Company through its various merchant providers pre-authorizes forms of payment prior to the sale of digital representation of lottery games to minimize exposure to losses related to uncollected payments and does not extend credit to the user of the B2C Platform or the commercial partner of the B2B API, being its customers, in the normal course of business. The Company estimates its bad debt exposure each period and records a bad debt provision for accounts receivable it believes it may not collect in full. The Company did not record any allowance for uncollectible receivables as of September 30, 2021 and December 31, 2020. The Company has not incurred bad debt expense historically.

Prepaid Expenses

Prepaid expenses consist of payments made on contractual obligations for services to be consumed in future periods. The Company entered into an agreement with a third party to provide advertising services and issued equity instruments as compensation for the advertising services. The Company expenses the service as it is performed. The value of the services provided were used to value these contracts. The current portion of prepaid expenses is included in current assets on the consolidated balance sheet.

Investments

On August 2, 2018, AutoLotto purchased 186,666 shares of Class A-1 common stock of a third party business development partner representing 4% of the total outstanding shares of the company. As this investment resulted in less than 20% ownership, it was accounted for using the cost basis method.

Property and equipment, net

Property and equipment are stated at cost. Depreciation and amortization are generally computed using the straight-line method over estimated useful lives ranging from three to five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset. Routine maintenance and repair costs are expensed as incurred. The costs of major additions, replacements and improvements are capitalized. Gains and losses realized on the sale or disposal of property and equipment are recognized or charged to other expense in the consolidated statement of operations.

Depreciation of property and equipment is computed using the straight-line method over the following estimated useful lives:

Computers and equipment	3 years
Furniture and fixtures	5 years
Software	3 years

Leases

Right-of-use assets (“ROU assets”) represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Variable lease payments are not included in the calculation of the right-of-use asset and lease liability due to uncertainty of the payment amount and are recorded as lease expense in the period incurred. As most of the leases do not provide an implicit rate, the Company used its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Otherwise, the implicit rate was used when readily determinable. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

AutoLotto, Inc.
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Information as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited)

Under the available practical expedient, the Company accounts for the lease and non-lease components as a single lease component for all classes of underlying assets as both a lessee and lessor. Further, management elected a short-term lease exception policy on all classes of underlying assets, permitting the Company to not apply the recognition requirements of this standard to short-term leases (i.e. leases with terms of 12 months or less).

Goodwill and Other Intangibles

Goodwill represents the excess of the cost of assets acquired over the fair value of the net assets at the date of acquisition. Intangible assets represent the fair value of separately recognizable intangible assets acquired in connection with the Company’s business combinations. The Company evaluates its goodwill and other intangibles for impairment on an annual basis or whenever events or circumstances indicate that an impairment may have occurred in accordance with the provisions of ASC 350, “Goodwill and Other Intangible Assets”. The Company reviewed for impairment and determined that no impairment indicators exist as of September 30, 2021 and December 31, 2020. See Footnote 5 for further discussion.

Revenue Recognition

Under the new standard, Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”, the Company recognizes revenues when the following criteria are met: (i) persuasive evidence of a contract with a customer exists; (ii) identifiable performance obligations under the contract exist; (iii) the transaction price is determinable for each performance obligation; (iv) the transaction price is allocated to each performance obligation; and (v) when the performance obligations are satisfied. Revenues are recognized when control of the promised goods or services is transferred to the customers in an amount that reflects the consideration expected to be entitled to in exchange for those goods or services.

Lottery game revenue

Items that fall under this revenue classification include:

Lottery game sales

The Company’s performance obligations of delivering lottery games are satisfied at the time in which the digital representation of the lottery game is delivered to the user of the B2C Platform or the commercial partner of the B2B API, therefore, are recognized at a point in time. The Company receives consideration for lottery game sales at the time of delivery to the customer, being the user or commercial partner, as applicable. There is no variable consideration related to lottery game sales. As each individual lottery game delivered represents a distinct performance obligation and consideration for each game sale is fixed, representing the standalone selling price, there is no allocation of consideration necessary.

Other associated revenue

Items that fall under this revenue classification include:

Data licensing

The Company’s performance obligations in agreements with certain customers is to provide a license of intellectual property related to the Company’s compiled customer data. Customers pay a combination of a license issue fee paid up front and sales-based royalties. The transaction price is deemed to be the license issue fee stated in the contract. The licenses offered by the Company can be in the form of both functional and symbolic licenses. Those licenses designated as functional licenses are those with significant standalone functionality and provides customers with the right to use the Company’s intellectual property. This allows the Company to recognize revenue on the license issue fee at a point in time at the beginning of the contract, which is when the customer begins to have use of the license. Those licenses designated as symbolic provide the customer with the right to use the Company’s data on an ongoing basis with continued updates through the term of the agreement in the form of newly gathered data being made available to the customer. Variable consideration related to sales-based royalties is recognized only when (or as) the later of the following events occur: (i) the subsequent sale or usage occurs; or (ii) the performance obligation to which some or all of the sales-based or usage-based royalty has been allocated has been satisfied (or partially satisfied). For current performance obligations, the Company has included zero variable consideration in the transaction price as this represents the most likely amount as of the current reporting period.

AutoLotto, Inc.
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Information as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited)

Other licensing revenue

The Company’s performance obligations in agreements with certain customers is to provide a license of intellectual property related to the use of the Company’s tradename for marketing purposes by partners of the Company. Customers pay a license fee up front. The transaction price is deemed to be the license issue fee stated in the contract. The license offered by the Company represents a symbolic license which provides the customer with the right to use the Company’s intellectual property on an ongoing basis with continued support throughout the term of the contract in the form of ongoing maintenance of the underlying intellectual property. There is no variable consideration related to these performance obligations.

Affiliate marketing credit revenue

The Company’s performance obligation in agreements with certain customers is to transfer previously acquired affiliate marketing credits (‘credits’). Customers’ payment for these credits is priced on a per-contract basis. The performance obligation in these agreements is to provide title rights of the previously acquired credits to the customer. This transfer is point-in-time when the revenue is recognized, and there are no variable considerations related to this performance obligation.

Arrangements with multiple performance obligations

The Company’s contracts with customers may include multiple performance obligations. For such arrangements, management allocates revenue to each performance obligation based on its relative standalone selling price. Management generally determines standalone selling prices based on the prices charged to customers.

Deferred Revenue

The Company records deferred revenue when cash payments are received or due in advance of any performance, including amounts which are refundable.

Payment terms vary by the type and location of the customer and the products or services offered. The term between invoicing and when payment is due is not significant. For certain products or services and customer types, management requires payment before the products or services are delivered to the customer.

Contract Assets

Given the nature of the Company’s services and contracts, it has no contract assets.

Taxes

Taxes assessed by a governmental authority that are both imposed on and concurrent with specific revenue-producing transactions, that are collected by us from a customer, are excluded from revenue.

AutoLotto, Inc.
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Information as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited)

Cost of Revenue

Cost of revenue consists primarily of variable costs, comprising (i) the cost of procurement of lottery games, minus winnings to users, additional expenses related to the sale of lottery games, including, commissions, affiliate fees and revenue shares; and (ii) payment processing fees on user fees, including, chargebacks imposed on the Company. Other non-variable costs included in cost of revenue include affiliate marketing credits acquired on a per-contract basis.

Stock Based Compensation

Effective October 1, 2019, the Company adopted ASU 2018-07, Compensation – “Stock Compensation (Topic 718): Improvements to Nonemployee Share-based Payment Accounting” (“ASC 718”), which addresses aspects of the accounting for nonemployee share-based payment transactions and accounts for share-based awards to employees in accordance with ASC 718, Stock Compensation. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method.

Recent Accounting Pronouncements

ASU No. 2020-09 (Topic 470), Debt

Amendments to SEC paragraphs pursuant to SEC release NO. 33-10762 amends terms related to Debt Guarantors and Issuers of Guaranteed Securities Registered or to be Registered with the SEC. The Company is currently evaluating the timing of adoption and impact of the updated guidance on its financial statements.

3.	Business Combination

On June 30, 2021, the Company completed its acquisition of 100 percent of equity of Global Gaming Enterprises, Inc., a Delaware corporation (“Global Gaming”), which holds 80% of the equity of each of Medios Electronicos y de Comunicacion, S.A.P.I de C.V. (“Aganar”) and JuegaLotto, S.A. de C.V. (“JuegaLotto”). JuegaLotto is federally licensed by the Mexico regulatory authorities with jurisdiction over the ability to sell international lottery games in Mexico through an authorized federal gaming portal and is licensed for games of chance in other countries throughout Latin America. Aganar has been operating in the licensed iLottery market in Mexico since 2007 and is licensed to sell Mexican National Lottery draw games, instant win tickets, and other games of chance online with access to a federally approved online casino and sportsbook gaming license and additionally issues a proprietary scratch lottery game in Mexico under the brand name Capalli. The opening balance of the acquirees have been included in our consolidated balance sheet since the date of the acquisition. Since the acquirees’ financial statements were denominated in Mexican pesos, the exchange rate of 22.0848 pesos per dollar was used to translate the balances.

The net purchase price was allocated to the assets and liabilities acquired as per the table below. Goodwill represents the future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. The fair values of the acquired intangible assets were determined using Level 3 inputs which were not observable in the market.

The total purchase price of $10,989,691, consisting cash of $10,530,000 and 228,702 shares of common stock of Lottery.com at $2.01 per share. The total consideration transferred was approximately $10,055,214, reflecting the purchase price, net of cash on hand at Global Gaming and the principal amount of certain loans acquired. The purchase price is for an 80% ownership interest and is therefore grossed up to $13,215,843 as to reflect the 20% minority interest in the acquirees. The purchase price was allocated to the identified tangible and intangible assets acquired based on their estimated fair values at the acquisition date as follows:

Cash	$517,460
Accounts receivable, net	34,134
Prepaids	5,024
Property and equipment, net	2,440
Other assets, net	65,349
Intangible assets	8,590,000
Goodwill	4,940,643
Total assets	$14,155,051

Accounts payable and other liabilities	$(387,484)
Customer deposits	(134,707)
Related party loan	(417,017)
Total liabilities	$(939,208)

Total net assets of Acquirees	$13,215,843

AutoLotto, Inc.
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Information as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited)

Goodwill recognized in connection with the acquisition is primarily attributed to an anticipated growing lottery market in Mexico that are expected to be achieved from the integration of these Mexican entities. None of the goodwill is expected to be deductible for income tax purposes.

Following are details of the purchase price allocated to the intangible assets acquired.

Category	Fair Value
Customer Relationships	$410,000
Gaming Licenses	$4,020,000
Trade Names and Trademarks	$2,540,000
Technology	$1,620,000
Total Intangibles	$8,590,000

The following unaudited pro forma condensed consolidated results of operations for the three and nine months ended September 30, 2021 have been prepared as if the acquisition of Global Gaming had occurred on January 1, 2021 and includes adjustments for amortization of intangibles and the addition to basic and diluted weighted average number of shares outstanding. For the three months ending September 30, 2021, Global Gaming’s financial results are included in the number for Lottery.com

	For the three months ended September 30, 2021		For the nine months ended September 30, 2021
	Lottery.com (As presented above)	Proforma Lottery.com	Lottery.com (As presented above)	Global Gaming Acquisition (Historical)	Proforma Lottery.com
Total revenues	$32,248	$32,248	$47,035	$1,962	$48,998
Net income (loss)	11,153	11,153	3,563	(86)	3,477
Net income (loss) attributable to common shareholders	$11,153	$11,153	$3,563	$(86)	$3,477

Net income (loss) per common share
Basic	$1.89	$1.89	$0.64		$0.63
Diluted	$0.24	$0.24	$0.08		$0.08

Weighted average common shares outstanding
Basic	5,900,980	5,900,980	5,534,794		5,534,794
Diluted	45,956,427	45,956,427	45,590,241		45,590,241

4.	Property and Equipment, net

Property and equipment, net as of September 30, 2021 and December 31, 2020, consisted of the following:

	As of September 30,	As of December 31,
	2021	2020

Computers and equipment	$99,342	$85,004
Furniture and fixtures	22,767	14,301
Software	2,980,100	1,903,121
Property and equipment	3,102,209	2,002,426
Accumulated depreciation	(1,804,324)	(1,331,474)
Property and equipment, net	$1,297,885	$670,952

Depreciation expense was $250,875 and $157,588 for the three months ended September 30, 2021 and 2020, respectively. Depreciation expense was $473,500 and $471,132 for the nine months ended September 30, 2021 and 2020, respectively.

AutoLotto, Inc.
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Information as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited)

5.	Intangible assets, net

TinBu Acquisition

The following intangible assets, net relate to the acquisition of TinBu LLC (“TinBu”):

Customer Relationships

Customer relationships represent the valuation of acquired customer accounts. The cost is amortized on the straight-line method over its estimated useful life of six years.

	As of September 30,	As of December 31,
	2021	2020
Cost basis	$940,000	$940,000
Less: accumulated amortization	(483,056)	(365,556)
	$456,944	$574,444

Amortization expense for the three months ended September 30, 2021 and 2020 was $39,167 and $39,167, respectively. Amortization expense for the nine months ended September 30, 2021 and 2020 was $117,500 and $117,500, respectively.

Estimated amortization expense for the three months remaining in 2021 will be $39,167 and each of the ensuing years through December 31, 2024 will be $156,667 (except for 2024, which will be $104,443).

Trade Name

Trade name consists of the valuation of the Company’s trademarks and brand identity. The trade name is being amortized on the straight-line method over its respective term of six years.

	As of September 30,	As of December 31,
	2021	2020
Cost basis	$10,000	$10,000
Less: accumulated amortization	(5,139)	(3,889)
	$4,861	$6,111

Amortization expense for the three months ended September 30, 2021 and 2020 was $417 and $417, respectively. Amortization expense for the nine months ended September 30, 2021 and 2020 was $1,250 and $1,250, respectively.

Estimated amortization expense for the three months remaining in 2021 will be $417 and each of the ensuing years through December 31, 2024 will be $1,667 (except for 2024, which will be $1,110).

Technology

Technology represents the valuation of acquired technology. The cost is amortized on the straight-line method over its estimated useful life of six years.

	As of September 30,	As of December 31,
	2021	2020
Cost basis	$1,430,000	$1,430,000
Less: accumulated amortization	(734,861)	(556,111)
	$695,139	$873,889

AutoLotto, Inc.
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Information as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited)

Amortization expense for the three months ended September 30, 2021 and 2020 was $59,583 and $59,583, respectively. Amortization expense for the nine months ended September 30, 2021 and 2020 was $178,750 and $178,750, respectively.

Estimated amortization expense for the three months remaining in 2021 will be $59,583 and each of the ensuing years through December 31, 2024 will be $238,333 (except for 2024, which will be $158,890).

Software Agreements

The Company entered into a software agreement with a third party. As part of the agreement, the Company paid $2,000,000 for unlimited access to the software of the third party. The cost of this software agreement is amortized on the straight-line method over its estimated useful life of six years.

	As of September 30,	As of December 31,
	2021	2020
Cost basis	$2,000,000	$2,000,000
Less: accumulated amortization	(1,194,444)	(944,444)
	$805,556	$1,055,556

Amortization expense for the three months ended September 30, 2021 and 2020 was $83,333 and $83,333, respectively. Amortization expense for the nine months ended September 30, 2021 and 2020 was $250,000 and $250,000, respectively.

Estimated amortization expense for the three months remaining in 2021 will be $83,333 and each of the ensuing years through December 31, 2024 will be $333,333 (except for 2024, which will be $83,333).

On March 9, 2018, the Company and Playsino Inc. executed a Merger Agreement (the “Playsino Agreement”), which included a provision that, in the event of the Playsino Agreement’s termination, the Company would receive a non-exclusive license to certain programs, databases and operating systems owned by Playsino, Inc. without further action required by either the Company or Playsino, Inc. On February 15, 2021, the Company terminated the majority of the Playsino Agreement, to pursue a business combination with Trident. The surviving provision was the non-exclusive license for which the Company issued Playsino, Inc. a Series B notes in the principal amount to $12.45 million. The Company’s non-exclusive license to certain programs, databases and operating systems became effective as of the date of the termination of the Playsino Agreement, being February 15, 2021, on which both parties were able to agree on the value for the non-exclusive license. The non-exclusive license is treated as an intangible asset under ASC 350 “Intangibles — Goodwill and Other”. The useful life of the intangible asset is five years. The cost of the intangible asset is amortized on the straight-line method over its estimated useful life. As of the date of this filing, the Company’s management assessed that were no triggering events or circumstances that indicated that the asset carrying value would be impaired. Management will continue to evaluate for impairment periodically in accordance with ASC 360-10 “Overall — Recoverability of Carrying Amounts — Assets to Be Held and Used”.

AutoLotto, Inc.
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Information as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited)

As of September 30,
2021
Cost basis	$12,450,000
Less: accumulated amortization	(1,245,000)
$11,205,000

Amortization expense for the three and nine months ended September 30, 2021 was $622,500 and $1,245,000, respectively.

Estimated amortization expense for the three months remaining in 2021 will be $622,500 and each of the ensuing years through December 31, 2026 will be $2,490,000 (except for 2026, which will be $622,500).

Sports.com Domain Acquisition

In February 2021, the Company purchased the domain name sports.com. The total purchase price for the unlimited use of the domain name was $6,000,000 which was partially paid in cash for $3,000,000 and the balance was settled by issuing Series B convertible debt of $3,000,000 (see Note 6). The cost is amortized n the straight-line method over its estimated useful life of fifteen years.

As of September 30,
2021
Cost basis	$6,000,000
Less: accumulated amortization	(233,333)
$5,766,667

Amortization expense for the three and nine months ended September 30, 2021 was $100,000 and $233,333, respectively.

Estimated amortization expense for the three months remaining in 2021 will be $100,000 and each of the ensuing years through December 31, 2036 will be $400,000 (except for 2036, which will be $66,666).

Lottery.com Domain Acquisition

In March 2017, the Company purchased the domain name lottery.com. The total purchase price was $935,000 for the domain name. The cost is amortized on the straight-line method over its estimated useful life of fifteen years.

	As of September 30,	As of December 31,
	2021	2020
Cost basis	$935,000	$935,000
Less: accumulated amortization	(280,500)	(233,750)
	$654,500	$701,250

Amortization expense for the three months ended September 30, 2021 and 2020 was $15,583 and $15,583, respectively. Amortization expense for the nine months ended September 30, 2021 and 2020 was $46,750 and $46,750, respectively.

AutoLotto, Inc.
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Information as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited)

Estimated amortization expense for the three months remaining in 2021 will be $15,583 and each of the ensuing years through December 31, 2032, will be $62,333 (except for 2032, which will be $15,588).

Aganar and JuegaLotto Acquisition

The following intangible assets, net relate to the acquisition of Aganar and JuegaLotto:

Customer Relationships

Customer relationships represent the valuation of acquired customer accounts. The asset will be amortized on the straight-line method over its estimated useful life of six years.

As of September 30,
2021
Cost basis	$410,000
Less: accumulated amortization	(17,083)
$392,917

Amortization expense for the three and nine months ended September 30, 2021 was $17,083.

Estimated amortization expense for the three months remaining in 2021 will be $17,083 and each of the ensuing years through December 31, 2027 will be $68,333 (except for 2027, which will be $34,167).

Trade Name

Trade name consists of the valuation of the Company’s trademarks and brand identity. The trade name is being amortized on the straight-line method over its respective term of six years.

As of September 30,
2021
Cost basis	$2,540,000
Less: accumulated amortization	(105,833)
$2,434,167

Amortization expense for the three and nine months ended September 30, 2021 was $105,833.

Estimated amortization expense for the three months remaining in 2021 will be $105,833 and each of the ensuing years through December 31, 2027 will be $423,333 (except for 2027, which will be $211,667).

AutoLotto, Inc.
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Information as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited)

Technology

Technology represents the valuation of acquired technology. The asset will be amortized on the straight-line method over its estimated useful life of six years.

As of September 30,
2021
Cost basis	$1,620,000
Less: accumulated amortization	(67,500)
$1,552,500

Amortization expense for the three and nine months ended September 30, 2021 was $67,500.

Estimated amortization expense for the three months remaining in 2021 will be $67,500 and each of the ensuing years through December 31, 2027 will be $270,000 (except for 2027, which will be $135,000).

Gaming Licenses

Gaming licenses represent the valuation of licenses allowing the entities to operate in certain jurisdictions. The asset will be amortized on the straight-line method over its estimated useful life of six years.

As of September 30,
2021
Cost basis	$4,020,000
Less: accumulated amortization	(167,500)
$3,852,500

Amortization expense for the three and nine months ended September 30, 2021 was $167,500.

Estimated amortization expense for the three months remaining in 2021 will be $167,500 and each of the ensuing years through December 31, 2027 will be $670,000 (except for 2027, which will be $335,000).

6.	Notes Payable and Convertible Debt

Secured Convertible Note

In connection with the Lottery.com domain purchase, the Company issued a secured convertible promissory note (“Secured Convertible Note”) with a fair value of $935,000 that matured in March 2021. The Company used the fair value of the Secured Convertible Note to value the debt instrument issued. In March 2021, the Secured Convertible Note was fully converted into 465,170 shares of the Company’s common stock (see Note 7), which were issued as of September 30, 2021.

Series A Notes

From August to October 2017, the Company entered into seven Convertible Promissory Note Agreements with unaffiliated investors for an aggregate amount of $821,500. The notes bear interest at 10% per year, are unsecured, and were due and payable on June 30, 2019. The parties have verbally agreed to extend the maturity of the notes to December 31, 2021. As of September 30, 2021 and December 31, 2020, the balance amount due on these notes was $821,500. The Company cannot prepay the loan without consent from the noteholders. As of September 30, 2021, there have been no Qualified Financing events that trigger conversion.

AutoLotto, Inc.
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Information as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited)

Series B Notes

From November 2018 to December 2020, the Company entered into multiple Convertible Promissory Note agreements with unaffiliated investors for an aggregate amount of $8,592,828. The notes bear interest at 8% per year, are unsecured, and were due and payable on dates ranging from December 2020 to December 2021. For those notes maturing on or before December 31, 2020, the parties entered into amendments in February 2021 to extend the maturity of the notes to December 21, 2021. The Company cannot prepay the loan without consent from the noteholders. As of September 30, 2021, there have been no Qualified Financing events that trigger conversion.

During the three months ended March 31, 2021, the Company entered into multiple Convertible Promissory Note agreements with unaffiliated investors for an aggregate amount of $36,598,733. The notes bear interest at 8% per year, are unsecured, and are due and payable on dates ranging from December 2021 to December 2022. The Company cannot prepay the loan without consent from the noteholders. As of September 30, 2021, the Series B Convertible Notes had a balance of $48,032,280. During the three months ended September 30, 2021, the company issued additional Series B convertible notes for the aggregate amount of $2,992,500.

During the three months ended September 30, 2021, the Company entered into amendments with six of the Series B promissory noteholders to increase the principal value of the notes. The additional principal associated with the amendments totaled $527,500. The amendments were accounted for as a debt extinguishment, whereby the old debt was derecognized and the new debt was recorded at fair value. The Company recorded loss on extinguishment of $71,812 as a result of the amendment which is mapped in “Other expenses” on the consolidated statements of operations.

As of September 30, 2021 and December 31, 2020, the outstanding balances of the Series A and B notes was as follows;

	As of September 30,	As of December 31,
	2021	2020
Total face value of series A convertible notes payable	$821,500	$821,500
Total face value of series B convertible notes payable	47,982,280	8,607,802
Total face value of secured convertible prommisory note	-	935,000
Total face value of convertible notes payable	48,803,780	10,364,302
Less: unamortized beneficial conversion feature	(7,020,725)	(1,240,716)
Less: unamortized debt discount	(1,301,674)	(230,921)
Total convertible notes payable, net	40,481,381	8,892,665
Less: current portion of convertible notes payable	(8,912,163)	(8,882,665)
Convertible notes payable, net of current portion	$31,569,218	$10,000

Maturities of the Series A and B notes are as follows:

	Series A	Series B	Total
Years ending December 31,	Amount	Amount	Amount
2021 (three months remaining)	821,500	9,198,547	10,020,047
2022	-	38,783,733	38,783,733
	$821,500	$47,982,280	$48,803,780

AutoLotto, Inc.
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Information as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited)

PPP Loan

On May 1, 2020, the Company entered into a Promissory Note with Cross River Bank, which provides for a loan in the aggregate amount of $493,225, pursuant to the Paycheck Protection Program, (“PPP”). The PPP, established under Division A, Title I of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) enacted on March 27, 2020, provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities (“Qualified Expenses”), and maintains its payroll levels. On August 24, 2021, the PPP loan and accrued interest was forgiven by the U.S. Small Business Administration (“SBA”) in full. The Company recorded the full amount related to the forgiveness of the PPP loan as a gain on extinguishment of debt during our third quarter of fiscal year 2021.

Short term loans

On June 29, 2020, the Company entered into a Promissory Note with the U.S. Small Business Administration (“SBA”) for $150,000. The loan has a thirty-year term and bears interest at a rate of 3.75% per annum. Monthly principal and interest payments are deferred for twelve months after the date of disbursement. The loan may be prepaid at any time prior to maturity with no prepayment penalties. The Promissory Note contains events of default and other provisions customary for a loan of this type. As of September 30, 2021 and December 31, 2020, the balance of the loan was $150,000.

In August 2020, the Company entered into three separate note payable agreements with three individuals for an aggregate amount of $37,199. The notes bear interest at a variable rate, are unsecured, and the parties have verbally agreed the notes will be due upon a qualifying financing event. As of September 30, 2021 and December 31, 2020, the balance of the loans totaled $2,976 and $17,700, respectively.

Notes payable

On August 28, 2018. in connection with the purchase of the entire membership interest of TinBu, the Company entered into several notes payable for $12,674,635 with the sellers of the TinBu and a broker involved in the transaction. The notes have an interest rate of 0%, and they mature on January 25, 2022. As of September 30, 2021 and December 31, 2020, the balance of the notes was $5,496,393 and $11,067,643, respectively.

7.	Stockholders’ Equity

Common Stock

As of September 30, 2021 and December 31, 2020, 5,910,980 shares and 5,158,607 shares, respectively, were outstanding. During the nine months ended September 30, 2021, the Company issued 20,000 common shares upon the exercise of stock options and 465,170 common shares as the secured convertible note matured (see Note 6). There were no stock option exercises during the nine months ended September 30, 2020.

Common Stock Warrants

All 190,749 outstanding shares are fully vested and have a weighted average remaining life of 4.1 years. The Company did not incur any expense for the three months ended September 30, 2021 and 2020 and the nine months ended September 30, 2021 and 2020.

Beneficial Conversion Feature – Convertible Debt

As detailed in Note 6 – Notes Payable and Convertible Debt, the Company has issued two series of convertible debt. Both issuances resulted in the recognition of the beneficial conversion features contained within both of the instruments. The Company recognized the proceeds allocable to the beneficial conversion feature as additional paid in capital and a corresponding debt discount. This additional paid in capital is reflected in the accompanying unaudited condensed consolidated Statements of Changes in Stockholders’ Equity.

AutoLotto, Inc.
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Information as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited)

8.	Stock Based Compensation Expense

The following table shows stock option activity for the nine months ended September 30, 2021:

			Weighted	Weighted
			Average	Average
	Shares	Outstanding	Exercise	Remaining	Aggregate
	Available for	Stock	Price	Contractual	Intrinsic
	Grant	Awards	per Share	Life (years)	Value
Balance, December 31, 2020	12,444	437,556	$0.90	5.5
Exercised	-	(58,500)	(0.81)
Forfeited/Cancelled	56,250	(56,250)	(0.18)
Balance, September 30, 2021	68,694	322,806	$1.17	4.9	$310,686

Exercisable, September 30, 2021	-	337,598	$1.09	5.0	$310,686

The intrinsic value for the options exercised for the nine months ended September 30, 2021 was approximately $70,000.

Stock based compensation expense related to the employee options was $2,160 and $3,657 for the three months ended September 30, 2021 and 2020, respectively. Stock based compensation expense related to the employee options was $9,007 and $10,982 for the nine months ended September 30, 2021 and 2020, respectively. Stock based compensation expense related to the non-employee options was $0 and $1,671 for the three months ended September 30, 2021 and 2020, respectively. Stock based compensation expense related to the non-employee options was $0 and $6,682 for the nine months ended September 30, 2021 and 2020, respectively. No income tax benefit has been recognized related to the stock based compensation expense, and no tax benefits have been realized from the exercised stock options. As of September 30, 2021, unrecognized stock based compensation associated with stock options amounted to $3,598. These costs are expected to be recognized over a weighted-average period of 0.42 years for the stock options awards.

AutoLotto, Inc.
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Information as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited)

9.	Income (Loss) Per Share

The following table sets forth the computation of basic and diluted net income (loss) per share:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020

Net gain (loss) attributable to common stockholders	$11,152,848	$(1,160,185)	$3,562,699	$(4,145,193)

Weighted average common shares outstanding
Basic	5,900,980	5,158,607	5,534,794	5,158,607
Diluted	45,956,427	5,158,607	45,590,241	5,158,607

Net income (loss) per common share
Basic	$1.89	$(0.22)	$0.64	$(0.80)
Diluted	$0.24	$(0.22)	$0.08	$(0.80)

As of September 30, 2021, the Company included 152,600 stock options, 19,468,450 convertible preferred shares, 33,881,102 common shares issuable upon the conversion of debt, and 110,765 warrants, all of which were included in the calculation of diluted net income (loss) per share.

As of September 30, 2020, the Company excluded 339,306 stock options and 190,749 warrants from the computation of diluted net income (loss) per share since the intrinsic value of these instruments was zero with the effect being anti-dilutive.

10.	Income Taxes

The Company did not record any income tax expense or benefit for the three and nine months ended September 30, 2021 or 2020. Management increased the valuation allowance and reduced the net deferred tax assets to zero. The assessment of the realization of the deferred tax assets has not changed, and, as a result, management continues to maintain a full valuation allowance for the net deferred assets as of September 30, 2021 and 2020.

As of September 30, 2021, the Company did not have any unrecognized tax benefits. There were no significant changes to the calculation since December 31, 2020.

11.	Commitments and Contingencies

Digital Securities

In 2018, the Company commenced a sale offering and issuance (the “LDC Offering”) of 285 million revenue participation interests (the “Digital Securities”) of the net raffle revenue of LDC Crypto Universal Public Company Limited (“LDC”).  The Digital Securities do not have any voting rights, redemption rights, or liquidation rights, nor are they tied in any way to other equity securities of LDC or the Company nor do they otherwise hold any rights that a holder of equity securities of LDC or the Company may have or that a holder of traditional equity securities or capital stock may have. Rather, each of the holders of the Digital Securities has a pro rata right to receive 7% of the net raffle revenue. If the net raffle revenue is zero for a given period, holders of the Digital Securities are not eligible to receive any cash distributions from any raffle sweepstakes of LDC for such period. For the three months ended September 30, 2021, the Company did not incur any obligation to pay and distribute as no net raffle revenue was generated. For the nine months ended September 30, 2021, the Company incurred an obligation and satisfied its obligation to pay an aggregate amount of approximately $5,705 to holders of the outstanding Digital Securities. For the three and nine months ended September 30, 2020, the Company incurred obligations and satisfied obligations to pay $1,458 and $17,937, respectively, to holders of the outstanding Digital Securities.

AutoLotto, Inc.
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Information as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 is unaudited)

Leases

The Company leases office space in Spicewood, Texas which expires January 21, 2022. For the three months ended September 30, 2021 and 2020, the Company’s total rent expense was approximately $75,056 and $13,732, respectively. For the nine months ended September 30, 2021 and 2020, the Company’s total rent expense was approximately $121,512 and $34,291, respectively.

As of September 30, 2021, future minimum rent payments due under non-cancellable leases with initial maturities greater than one year are as follows:

Years ending December 31,	Amount
2021 (remaining 3 months)	33,448
2022	117,659
2023	82,435
2024	30,404
$263,945

12.	Related Party Transactions

The Company has entered into transactions with related parties. The Company regularly reviews these transactions; however, the Company’s results of operations may have been different if these transactions were conducted with nonrelated parties.

During the year ended December 31, 2020, the Company entered into borrowing arrangements with the individual founders to provide operating cash flow for the Company. As of September 30, 2021, the Company recorded payables associated with these borrowings in the amount of $13,000.

During the years ended December 31, 2020 and 2019, the Company entered into a services agreement with Master Goblin Games, LLC (“Master Goblin Games”), an entity owned by an officer of the Company, to facilitate the establishment of receipt of retail lottery licenses in certain jurisdictions. As of September 30, 2021, the Company had no outstanding related party payables.

13.	Revenue Disaggregation

Revenue disaggregation consists of the following:

	Nine Months Ended September 30,
	2021	2020
	(unaudited)

Lottery Game Revenue	$6,372,896	$2,461,667
Other Associated Revenue	40,662,431	1,735,647
Total Revenue	$47,035,327	$4,197,314

14.	Subsequent Events

Management has evaluated subsequent events through November 15, 2021, which is the date the financial statements were available to be issued.

On February 22, 2021, the Company entered into a definitive agreement for a business combination with Trident Acquisitions Corp that resulted in the Company becoming a publicly listed Company. Prior to the execution of the definitive agreement, the Series B Convertible Debt conversion agreements were revised to include restructuring of Series B Convertible Debt conversion actions to be in effect immediately prior to the consummation of a transaction with Trident Acquisitions Corp. Immediately prior to the consummation of the transaction and without any further action by the noteholder, the outstanding principal amount of the notes and any unpaid accrued interest automatically converted in whole into shares of common stock of the Company.

As described in Note 1, the Company consummated the previously announced Business Combination with TDAC on October 29, 2021.